EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of Pharmos Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 2000 relating to the financial statements, which appear in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/S/PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
New York, New York
September 27, 2000